Exhibit 23.4



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this amendment No. 1 to Form S-3 registration statement (Registration No. 333-65061) of our report dated April 28, 1998, with respect to the consolidated financial statements of Dart Group Corporation included in the Current Report on Form 8-K of Richfood Holdings, Inc. dated May 13, 1998 (filed on May 28, 1998) and to all references to our Firm included in this registration statement.



                                          /s/   ARTHUR ANDERSEN LLP



Washington, D.C.
October 19, 1998